The Board of Directors
R.H. Phillips:

We consent to incorporation by reference in the registration statement of R.H.Phillips 1999 Employee Stock Purchase Plan on Form S-8 of R.H. Phillips, Inc., of our report dated March 13, 1998, relating to statements of income, shareholders' equity, and cash flows of R.H. Phillips, Inc.
for the year ended December 31, 1997, which report appears in the December 31, 1998, annual report on Form 10-KSB of R.H. Phillips, Inc.

//s//KPMG LLP

Sacramento, California
July 22, 1999